UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): May 19, 2015 (May 19, 2015)

Valeant Pharmaceuticals International, Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-14956 (Commission File Number)	98-0448205 (I.R.S Employer Identification No.)

2150 St Elzear Blvd, West

Laval, Quebec H7L 4A8

Canada

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (514) 744-6792

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 19, 2015 the Company held its Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Company voted on the following three proposals, each of which is described in detail in the Management Proxy Circular and Proxy Statement. The results of each matter voted upon are as follows:

Proposal No. 1: Election of Directors. The following individuals were elected to the Company’s Board of Directors:

Name	For	Withheld	Broker Non- Votes
Ronald H. Farmer	259,517,209	2,064,596	12,938,661
Colleen A. Goggins	260,564,263	1,017,542	12,938,661
Robert A. Ingram	258,725,145	2,856,660	12,938,661
Anders Lönner	259,632,031	1,949,774	12,938,661
Theo Melas-Kyriazi	260,811,015	770,790	12,938,661
J. Michael Pearson	255,809,687	5,772,118	12,938,661
Robert N. Power	258,849,981	2,731,824	12,938,661
Norma A. Provencio	260,777,276	804,529	12,938,661
Howard B. Schiller	250,437,448	11,144,357	12,938,661
Katharine B. Stevenson	260,656,695	925,110	12,938,661
Jeffrey W. Ubben	260,166,082	1,415,723	12,938,661

Proposal No. 2: Advisory Vote on Executive Compensation. The shareholders approved, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis section, executive compensation tables and accompanying narrative discussions contained in the Management Proxy Circular and Proxy Statement.

For	Against	Abstain	Broker Non-Votes
235,933,677	25,078,279	569,849	12,938,661

Proposal No. 3: Appointment of the Independent Registered Public Accounting Firm. The shareholders appointed PricewaterhouseCoopers LLP as the auditors for the Company to hold office until the close of the 2016 Annual Meeting of Shareholders and authorized the Company’s Board of Directors to fix the auditors’ remuneration.

For	Withhold	Broker Non-Votes
273,095,124	1,425,342	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

Date: May 19, 2015	By:	/s/ Robert R. Chai-Onn
Robert R. Chai-Onn
Executive Vice President, General Counsel and Chief Legal Officer